EFFECTIVE AUGUST 23RD, 2004
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):     August 1, 2005
BRANTLEY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	814-00127	34-1838462

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3201 Enterprise Parkway, Suite 350, Cleveland, Ohio	44122

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code:     (216) 464-8400
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 1, 2005, Brantley Capital Corporation (the “Company”) received a notice from the staff of the Nasdaq Stock Market, Listing Qualifications Department, informing the Company that the staff had determined to delist the Company’s common stock from The Nasdaq National Market, effective as of August 3, 2005. The Company currently does not intend to appeal this decision.
On August 3, 2005, the Company issued a press release announcing its receipt of the delisting notice. The full text of the press release is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial statements of businesses acquired.
               Not applicable.
     (b) Pro forma financial information
               Not applicable.
     (c) Exhibits
               99.1 Press Release dated July 29, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRANTLEY CAPITAL CORPORATION
By:	/s/ Robert P. Pinkas

Robert P. Pinkas Chairman of the Board and Chief Executive Officer
Dated: August 3, 2005